SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2013
[Missing Graphic Reference]
POLAR PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4300 B Street, Suite 505 Anchorage Alaska 99503
(Address of principal executive offices) (Zip Code)
Phone: (907) 561-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On June 10, 2013, the Securities and Exchange Commission (the “SEC”) issued an order suspending trading in the common stock of Polar Petroleum Corp. (the “Company” or “Polar”) on the OTC Bulletin Board and OTC Link for a period of 11 days ending on June 21, 2013.  In its order, the SEC alleged that there was “a lack of current and accurate information concerning the securities of [Polar] because of questions regarding the adequacy and accuracy of assertions by Polar, and by others, to investors in press releases and promotional material concerning, among other things, the [C]ompany’s assets, operations, and financial condition.”  Neither the Company nor any of its officers or directors has issued, produced, authorized or paid for any promotional materials concerning the Company, its securities, assets, operations or financial condition, nor is any of them aware of the identity of any persons who have issued, produced, authorized or paid for any such promotional materials.  With respect to its press releases, the Company is not aware of any untrue statements of material fact or any omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

The Company has been informed that the SEC has issued an order directing a private investigation to determine whether (a) Polar, its officers, directors, employees, partners, subsidiaries and/or affiliates, or other persons or entities, may have been or may be offering to sell, selling and delivering after sale to the public, or offering to sell or to buy, certain securities, including, but not limited to Polar common stock, as to which no registration statement was or is in effect and for which no exemption from registration was or is available; (b) Polar, its officers, directors, employees, partners, subsidiaries and/or affiliates, and/or other persons or entities, in the offer or sale or in connection with the purchase or sale of certain securities, may have been or may be employing devices, schemes or artifices to defraud, obtaining money or property by means of untrue statements of material fact or omitting to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were or are made, not misleading, or engaging in transactions, acts, practices or courses of business which operated, operate, or would operate as a fraud or deceit upon any person; (c) consultants, partners and/or affiliates of Polar, and/or others, may have published, given publicity to, or circulated any notice, circular, advertisement, newspaper, article, letter, investment service or communication which, though not purporting to offer Polar’s securities for sale, describes such security for a consideration received or to be received, directly or indirectly, from Polar, without fully disclosing the receipt of such consideration and the amount thereof; or (d) Polar, its officers, directors, employees, partners, subsidiaries and/or affiliates may have been or may be filing or causing to be filed with the SEC annual reports on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q that may have contained untrue statements of material fact or may have omitted and may omit to state material facts necessary, or may have failed to add such further material information as may be necessary, in order to make the statements made, in the light of the circumstances under which they were or are made, not misleading.   The SEC has issued to the Company a subpoena for documents and ordered the deposition of Company officers.

The Company is unaware of any of the purported actions and omissions referred to above and is cooperating fully with the SEC’s staff in their investigation.

There has been no change to the Company’s business plan.  The Company is seeking to have a broker or dealer publish quotations for the Company’s common stock on the OTC Bulletin Board or another interdealer quotation system, although there can be no assurance that this will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR PETROLEUM CORP.
Date: July 24, 2013	By:	/s/ Daniel Walker
Daniel Walker
President & CEO